PART II - EXHIBIT 15





                                               November 7, 1996




Securities and Exchange Commission
450 5th Street, N.W.
Attention:  Filing Desk, Stop 1-4
Washington, D.C.  20549-1004


         Re:  American Brands, Inc.


         We are aware that our report dated November 7, 1996, on our review of interim financial information of American Brands, Inc. and Subsidiaries for the three-month and nine-month periods ended September 30, 1996 and 1995 included in this Form 10-Q, has been incorporated by reference into (a) the Registration Statement on Form S-8 (Registration No. 33-64071) relating to the Defined Contribution Plan of American Brands, Inc. and Participating Operating Companies, the Registration Statement on Form S-8 (Registration No. 33-64075) relating to the MasterBrand Industries, Inc. Hourly Employee Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of American Brands, Inc., and the prospectuses related thereto, and (b) the prospectuses related to the Registration Statements on Form S-3 (Registration Nos. 33-50832, 33-42397, 33-23039 and 33-3985) of
American Brands, Inc. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of such registration statements or prospectuses or certification by us within the meaning of Sections 7 and 11 of that Act.



                                               Very truly yours,




                                              COOPERS & LYBRAND L.L.P.



1301 Avenue of the Americas
New York, New York  10019